Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	David Oro
	Investor Relations	Media Relations
	farhanahmad@micron.com	davidoro@micron.com
	(408) 834-1927	(707) 558-8585

MICRON TECHNOLOGY, INC., REPORTS RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF FISCAL 2018

Record FY18 revenue over $30 billion driven by strong execution and diverse demand growth

BOISE, Idaho, September 20, 2018 – Micron Technology, Inc., (NASDAQ: MU) today announced results of operations for its fourth quarter and full year of fiscal 2018, which ended August 30, 2018.

Fiscal Q4 2018 highlights
•Revenues of $8.44 billion, up 38 percent compared with the same period last year
•GAAP net income of $4.33 billion, or $3.56 per diluted share
•Non-GAAP net income of $4.31 billion, or $3.53 per diluted share

•	Operating cash flow of $5.16 billion, compared with $3.20 billion for the same period last year
Fiscal 2018 highlights
•Revenues of $30.39 billion, up 50 percent compared with the prior fiscal year
•GAAP net income of $14.14 billion, or $11.51 per diluted share
•Non-GAAP net income of $14.70 billion, or $11.95 per diluted share
•Operating cash flow of $17.40 billion, compared with $8.15 billion for the prior fiscal year

"Micron delivered an exceptional fourth quarter and capped record fiscal year results by becoming the second largest semiconductor company in the U.S.," said Sanjay Mehrotra, President and CEO of Micron Technology. "In the fourth quarter, we set revenue records across all our major markets, from automotive and industrial to mobile and cloud datacenters. The secular and diversified growth drivers in our industry combined with accelerating pace of transformation of the new Micron form a tremendous catalyst for us to create enduring value for our customers and investors in 2019 and the years ahead."

Quarterly Financial Results
(in millions, except per share amounts)	GAAP (1)			Non-GAAP (2)
	FQ4-18	FQ3-18	FQ4-17	FQ4-18	FQ3-18	FQ4-17
Revenue	$8,440	$7,797	$6,138	$8,440	$7,797	$6,138
Gross margin	$5,151	$4,723	$3,112	$5,179	$4,750	$3,147
percent of revenue	61.0%	60.6%	50.7%	61.4%	60.9%	51.3%
Operating income	$4,377	$3,953	$2,502	$4,439	$4,017	$2,546
percent of revenue	51.9%	50.7%	40.8%	52.6%	51.5%	41.5%
Net income attributable to Micron	$4,325	$3,823	$2,368	$4,313	$3,898	$2,386
Diluted earnings per share	$3.56	$3.10	$1.99	$3.53	$3.15	$2.02

Annual Financial Results
(in millions, except per share amounts)	GAAP (1)		Non-GAAP (2)
	FY 18	FY 17	FY 18	FY 17
Revenue	$30,391	$20,322	$30,391	$20,322
Gross margin	$17,891	$8,436	$17,994	$8,639
percent of revenue	58.9%	41.5%	59.2%	42.5%
Operating income	$14,994	$5,868	$15,243	$6,232
percent of revenue	49.3%	28.9%	50.2%	30.7%
Net income attributable to Micron	$14,135	$5,089	$14,700	$5,648
Diluted earnings per share	$11.51	$4.41	$11.95	$4.96

Revenues for the fourth quarter of 2018 were 8 percent higher compared to the third quarter of 2018, reflecting increased demand broadly across our products and end markets. Our overall gross margin was 61.0 percent for the fourth quarter of 2018 compared to 60.6 percent in the third quarter benefiting from strong execution across our product portfolio.

Investments in capital expenditures, net of amounts funded by partners, were $2.06 billion for the fourth quarter of 2018 and $8.20 billion for the full year of 2018, which resulted in adjusted free cash flows(3) of $3.09 billion for the fourth quarter of 2018 and $9.20 billion for the full year of 2018. We repurchased or converted $2.23 billion principal amount of our debt during the quarter and $6.96 billion for the full year of 2018, lowering our total carrying value of debt to $4.64 billion exiting the fiscal year. We ended the fourth quarter in a record net cash position of $2.72 billion with cash, marketable investments, and restricted cash of $7.36 billion.

We will host a conference call on Thursday, September 20, 2018 at 2:30 p.m. MT to discuss our financial results. The call, audio, and slides will be available online at investors.micron.com. A webcast replay will be available on our website until September 20, 2019. A taped audio replay of the conference call will also be available at 1-404-537-3406 or 1-855-859-2056 (conference number: 5685754) beginning at 5:30 p.m. MT, Thursday, September 20, 2018 and continuing through Thursday, September 27, 2018. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

We are an industry leader in innovative memory and storage solutions. Through our global brands – Micron®, Crucial® and Ballistix® – our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, NOR Flash and 3D XPoint™ memory, is transforming how the world uses information to enrich life. Backed by 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, machine learning, and autonomous vehicles, in key market segments like cloud, data center, networking and mobile. Our common stock is traded on the NASDAQ under the MU symbol. To learn more about Micron Technology, Inc., visit micron.com.

The Micron logo and Micron symbol are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding the industry and our strategic position and financial results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1) GAAP represents U.S. Generally Accepted Accounting Principles.
(2) Non-GAAP represents GAAP excluding the impact of certain activities which our management excludes in analyzing our operating results and understanding trends in our earnings. Non-GAAP also includes the impact on shares used in per share calculations of our outstanding capped call transactions and from the exclusion of stock-based compensation. For a reconciliation of GAAP to non-GAAP results, see the accompanying financial tables and footnotes.
(3) Adjusted free cash flow consists of cash provided by operating activities of $5.16 billion for the fourth quarter of 2018 and $17.40 billion for the full year of 2018 less investments in capital expenditures, net of amounts funded by partners, for the respective periods.

MICRON TECHNOLOGY, INC.
CONSOLIDATED FINANCIAL SUMMARY
(in millions except per share amounts)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 30, 2018	May 31, 2018	August 31, 2017	August 30, 2018	August 31, 2017
Net sales	$8,440	$7,797	$6,138	$30,391	$20,322
Cost of goods sold	3,289	3,074	3,026	12,500	11,886
Gross margin	5,151	4,723	3,112	17,891	8,436
Selling, general, and administrative	215	211	193	813	743
Research and development	567	603	447	2,141	1,824
Other operating (income) expense, net	(8)	(44)	(30)	(57)	1
Operating income	4,377	3,953	2,502	14,994	5,868
Interest income (expense), net	(16)	(44)	(132)	(222)	(560)
Other non-operating income (expense), net (1)	(15)	(193)	(49)	(465)	(112)
Income tax (provision) benefit (2)	(20)	109	47	(168)	(114)
Equity in net income (loss) of equity method investees	—	(2)	1	(1)	8
Net (income) attributable to noncontrolling interests	(1)	—	(1)	(3)	(1)
Net income attributable to Micron	$4,325	$3,823	$2,368	$14,135	$5,089

Earnings per share
Basic	$3.73	$3.30	$2.13	$12.27	$4.67
Diluted	3.56	3.10	1.99	11.51	4.41

Number of shares used in per share calculations
Basic	1,159	1,159	1,109	1,152	1,089
Diluted	1,216	1,235	1,187	1,229	1,154

CONSOLIDATED FINANCIAL SUMMARY, Continued

As of	August 30, 2018	May 31, 2018	August 31, 2017
Cash and short-term investments	$6,802	$7,071	$5,428
Receivables	5,478	4,912	3,759
Inventories	3,595	3,369	3,123
Total current assets	16,039	15,499	12,457
Long-term marketable investments	473	487	617
Property, plant, and equipment, net	23,672	22,705	19,431
Restricted cash	81	119	107
Total assets	43,376	41,845	35,336

Accounts payable and accrued expenses	4,611	3,998	3,664
Current debt (1)	859	1,454	1,262
Total current liabilities	5,754	5,883	5,334
Long-term debt (1)	3,777	5,890	9,872

Total Micron shareholders' equity (3)	32,294	28,649	18,621
Noncontrolling interests in subsidiaries	870	869	849
Total equity	33,164	29,518	19,470

	Year Ended
	August 30, 2018	August 31, 2017
Net cash provided by operating activities	$17,400	$8,153
Net cash provided by (used for) investing activities	(8,216)	(7,537)
Net cash provided by (used for) financing activities	(7,776)	349

Depreciation and amortization	4,860	3,986
Investments in capital expenditures	(9,085)	(5,253)
Acquisition of Inotera	—	(2,634)
Repayments of debt	(10,194)	(2,558)
Proceeds from issuance of stock (3)	1,655	142
Proceeds from issuance of debt	1,009	3,311

(1)
In the fourth quarter of 2018, we prepaid or repurchased debt with an aggregate principal amount of $2.00 billion and recognized non-operating losses of $9 million. In addition, we settled convertible notes with an aggregate principal amount of $228 million for cash of $1.27 billion and recognized non-operating gains of $25 million. As of August 30, 2018, $35 million of aggregate principal amount of our convertible notes had converted but will not settle until the first quarter of 2019. As a result of the unsettled conversions, the carrying value of debt increased by $132 million as of August 30, 2018 and we recognized non-operating losses of $15 million in the fourth quarter of 2018.

In the third quarter of 2018, we prepaid debt with an aggregate principal amount of $2.08 billion and recognized non-operating losses of $42 million. In addition, we repurchased or settled convertible notes with an aggregate principal amount of $228 million for cash of $1.11 billion and recognized non-operating losses of $32 million. In the second quarter of 2018, we settled convertible notes with an aggregate principal amount of $65 million for cash of $295 million. In the first quarter of 2018, we redeemed notes with an aggregate principal amount of $2.25 billion for cash of $2.42 billion and recognized non-operating losses of $190 million.

During 2018, Intel Corporation provided non-interest bearing convertible debt financing of $1.01 billion to IM Flash Technologies, LLC ("IMFT") pursuant to the terms of the IMFT joint venture agreement.

(2)
On December 22, 2017, the United States enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "Tax Act") which lowers the U.S. corporate income tax rate from 35% to 21% and significantly affects how income from foreign operations is taxed in the United States. As a result of our fiscal year-end, our U.S. statutory federal rate was 25.7% for 2018 (based on the 35% corporate rate through December 31, 2017 and 21% from that date through the end of fiscal year 2018) and will be 21% for subsequent years. The Tax Act imposed a one-time transition tax in 2018 on the higher of accumulated foreign income, as determined as of November 2, 2017 or December 31, 2017 (the "Repatriation Tax"); provided a U.S. federal tax exemption on foreign earnings distributed to the United States; and, beginning in 2019, creates a new minimum tax on certain foreign earnings in excess of a deemed return on tangible assets (the "Foreign Minimum Tax"). The Tax Act allows us to elect to pay any Repatriation Tax due in eight annual interest-free payments in increasing amounts beginning in December 2018.

The Securities and Exchange Commission Staff Accounting Bulletin No. 118 allows the use of provisional amounts (reasonable estimates) if our analyses of the impacts of the Tax Act has not been completed when our financial statements are issued. The provisional amounts below were revised during 2018 and represent reasonable estimates of the effects of the Tax Act for which the analysis is not yet complete. Our income tax (provision) benefit consisted of the following:

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 30, 2018	May 31, 2018	August 31, 2017	August 30, 2018	August 31, 2017
Provisional estimate for the Repatriation Tax, net of adjustments related to uncertain tax positions	$83	$222	$—	$(1,030)	$—
Remeasurement of deferred tax assets and liabilities reflecting the lower U.S. corporate tax rates	—	—	—	(133)	—
Provisional estimate for the release of the valuation allowance on the net deferred tax assets of our U.S. operations	—	—	—	1,337	—
Utilization of and other changes in net deferred tax assets of MMJ, MMT, and MTTW	10	(35)	106	(68)	54
Other income tax (provision) benefit	(113)	(78)	(59)	(274)	(168)
	$(20)	$109	$47	$(168)	$(114)

(3)	In October 2017, we issued 34 million shares of our common stock in a public offering for $41.00 per share for proceeds of $1.36 billion, net of underwriting fees and other offering costs.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in millions, except per share amounts)

	4th Qtr.			3rd Qtr.			4th Qtr.
	August 30, 2018			May 31, 2018			August 31, 2017
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Net sales	$8,440	$—	$8,440	$7,797	$—	$7,797	$6,138	$—	$6,138
Cost of goods sold	3,289	(28)	3,261	3,074	(27)	3,047	3,026	(35)	2,991
Gross margin	5,151	28	5,179	4,723	27	4,750	3,112	35	3,147
percent of revenue	61.0%		61.4%	60.6%		60.9%	50.7%		51.3%

Selling, general, and administrative	215	(13)	202	211	(14)	197	193	(22)	171
Research and development	567	(14)	553	603	(15)	588	447	(14)	433
Other operating (income) expense, net	(8)	(7)	(15)	(44)	(8)	(52)	(30)	27	(3)
Operating expenses	774	(34)	740	770	(37)	733	610	(9)	601
Operating income (loss)	4,377	62	4,439	3,953	64	4,017	2,502	44	2,546
percent of revenue	51.9%		52.6%	50.7%		51.5%	40.8%		41.5%

Interest income (expense), net	(16)	23	7	(44)	23	(21)	(132)	32	(100)
Other non-operating income (expense), net	(15)	14	(1)	(193)	194	1	(49)	49	—
	4,346	99	4,445	3,716	281	3,997	2,321	125	2,446

Income tax (provision) benefit	(20)	(111)	(131)	109	(206)	(97)	47	(107)	(60)
Equity in net income (loss) of equity method investees	—	—	—	(2)	—	(2)	1	—	1
Net income (loss)	4,326	(12)	4,314	3,823	75	3,898	2,369	18	2,387

Net income (loss) attributable to noncontrolling interests	(1)	—	(1)	—	—	—	(1)	—	(1)
Net income (loss) attributable to Micron	$4,325	$(12)	$4,313	$3,823	$75	$3,898	$2,368	$18	$2,386

Shares used in calculations	1,216	4	1,220	1,235	3	1,238	1,187	(6)	1,181
Diluted earnings (loss) per share	$3.56	$(0.03)	$3.53	$3.10	$0.05	$3.15	$1.99	$0.03	$2.02

	Year Ended			Year Ended
	August 30, 2018			August 31, 2017
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Net sales	$30,391	$—	$30,391	$20,322	$—	$20,322
Cost of goods sold	12,500	(103)	12,397	11,886	(203)	11,683
Gross margin	17,891	103	17,994	8,436	203	8,639
percent of revenue	58.9%		59.2%	41.5%		42.5%

Selling, general, and administrative	813	(61)	752	743	(88)	655
Research and development	2,141	(57)	2,084	1,824	(55)	1,769
Other operating (income) expense, net	(57)	(28)	(85)	1	(18)	(17)
Operating expenses	2,897	(146)	2,751	2,568	(161)	2,407
Operating income (loss)	14,994	249	15,243	5,868	364	6,232
percent of revenue	49.3%		50.2%	28.9%		30.7%

Interest income (expense), net	(222)	101	(121)	(560)	125	(435)
Other non-operating income (expense), net	(465)	465	—	(112)	112	—
	14,307	815	15,122	5,196	601	5,797

Income tax (provision) benefit	(168)	(250)	(418)	(114)	(59)	(173)
Equity in net income (loss) of equity method investees	(1)	—	(1)	8	17	25
Net income (loss)	14,138	565	14,703	5,090	559	5,649

Net income (loss) attributable to noncontrolling interests	(3)	—	(3)	(1)	—	(1)
Net income (loss) attributable to Micron	$14,135	$565	$14,700	$5,089	$559	$5,648

Shares used in calculations	1,229	1	1,230	1,154	(14)	1,140
Diluted earnings (loss) per share	$11.51	$0.44	$11.95	$4.41	$0.55	$4.96

MICRON TECHNOLOGY, INC.
NON-GAAP ADJUSTMENTS
(in millions)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 30, 2018	May 31, 2018	August 31, 2017	August 30, 2018	August 31, 2017
Non-GAAP adjustments
Cost of goods sold
Stock-based compensation	$21	$20	$22	$83	$88
Flow-through of Inotera inventory step up	—	—	11	—	107
Other	7	7	2	20	8
	28	27	35	103	203

Selling, general, and administrative
Stock-based compensation	13	14	22	61	75
Inotera acquisition costs	—	—	—	—	13
	13	14	22	61	88

Research and development
Stock-based compensation	13	14	13	54	52
Other	1	1	1	3	3
	14	15	14	57	55

Other operating (income) expense, net
Restructure and asset impairments	7	8	(27)	28	18

Interest income (expense), net
Amortization of debt discount and other costs	23	23	32	101	125

Other non-operating income (expense)
(Gain) loss on debt repurchases and conversions	(1)	168	37	385	100
(Gain) loss from changes in currency exchange rates	15	24	12	75	74
(Gain) loss from business acquisition activities	—	—	—	—	(71)
Other	—	2	—	5	9
	14	194	49	465	112

Income taxes
Impact of U.S. income tax reform	(83)	(222)	—	(174)	—
Estimated tax effects of above, including tax benefits from stock-based compensation, and non-cash changes in net deferred income taxes	(28)	16	(107)	(76)	(59)
	(111)	(206)	(107)	(250)	(59)

Equity in net income (loss) of equity method investments
Impairment of equity method investments	—	—	—	—	16
Other	—	—	—	—	1
	—	—	—	—	17
	$(12)	$75	$18	$565	$559

The tables above reconcile GAAP to non-GAAP results, diluted shares, and diluted earnings per share. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful to understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts vary from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies.

Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•	Stock-based compensation;

•	Flow-through of business acquisition-related inventory adjustments;

•	Acquisition-related costs;

•	Restructure and asset impairments;

•	Amortization of debt discount and other costs, including the accretion of non-cash interest expense associated with our convertible debt and MMJ creditor debt;

•	Gains and losses from debt repurchases and conversions;

•	Gains and losses from changes in currency exchange rates;

•	Gains and losses loss from business acquisition activities;

•
Impact of the U.S. income tax reform for provisional estimate of Repatriation Tax, release of U.S. valuation allowance, and remeasurement of net deferred taxes reflecting the lower U.S. corporate tax rates:

•	The estimated tax effects of above, including tax benefits from stock-based compensation, and non-cash changes in net deferred taxes; and

•	Impairments of equity method investments.

Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes. In periods with non-GAAP income attributable to Micron, non-GAAP diluted shares include the impact of the capped calls, based on the average share price for the period the capped calls are outstanding. Non-GAAP diluted shares are also adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.